UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2025 (December 15, 2025)

Date of Report (Date of earliest event reported)

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114

Jacksonville, Florida 32202

(Address of principal executive offices) (Zip Code)

(904) 598-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Regency Centers Corporation

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	REG	The Nasdaq Stock Market LLC
6.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCP	The Nasdaq Stock Market LLC
5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCO	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On December 15, 2025, the Board of Directors (the “Board”) of Regency Centers Corporation (the “Company”) voted to elect Mark J. Parrell to serve as a director of the Company, effective January 1, 2026. Mr. Parrell currently serves as the President, Chief Executive Officer and member of the Board of Trustees of Equity Residential (NYSE: EQR), a position he has held since January 2019. In connection with Mr. Parrell’s appointment, the Board also voted to increase the size of the Board from eleven (11) to twelve (12).

Mr. Parrell’s term will expire at the Company’s 2026 annual meeting of stockholders and until his successor, if any, has been identified. Mr. Parrell will initially serve on the Board’s Audit and Investment committees. The Company has determined that Mr. Parrell is independent of the Company and its management within the meaning of the Nasdaq Stock Market listing standards.

Mr. Parrell will participate in the Company’s standard compensation program for non-employee directors, currently consisting of an annual cash retainer of $75,000, additional cash retainers for membership on the Committees on which he serves, and an annual common stock rights grant valued at $125,000 (based on the Company’s stock price at the date of grant), which vests on the first anniversary of the grant. Mr. Parrell’s compensation will be prorated to reflect his partial year of service from January 1, 2026 until the Company’s 2026 annual meeting of shareholders. A description of non-executive director compensation is set forth in the section entitled “Director Compensation” in the Company’s proxy statement filed March 26, 2025.

There is no arrangement or understanding pursuant to which Mr. Parrell was elected as a director of the Company, and there are no related party transactions involving Mr. Parrell that would require disclosure under Item 404(a) of Regulation S-K.

On December 16, 2025, the Company issued a press release, attached as Exhibit 99.1 to this Form 8-K, announcing the election of Mr. Parrell to the Company’s Board.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits	The following exhibits are furnished herewith:

Exhibit 99.1	Press release issued by Regency Centers Corporation, dated December 16, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

December 16, 2025	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President General Counsel and Corporate Secretary